Exhibit 2.1


                              CERTIFICATE OF MERGER

                                       OF

                        CORONADO ACQUISITION CORPORATION

                                  with and into

                             ALDERWOODS GROUP, INC.

                  (Under Section 251 of the General Corporation
                          Law of the State of Delaware)

Alderwoods Group, Inc., a Delaware corporation, hereby certifies that:

1. The name and state of incorporation of each of the constituent corporations are as follows: (a) Coronado Acquisition Corporation, a Delaware corporation ("Merger Co"); and (b) Alderwoods Group, Inc., a Delaware corporation (the "Company").

2. The Agreement and Plan of Merger (the "Agreement and Plan of Merger"), dated as of April 2, 2006, by and among the Company, Service Corporation International, a Texas corporation, and Merger Co, setting forth the terms and conditions of the merger of Merger Co with and into the Company, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
         Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation is Alderwoods Group, Inc. (the "Surviving Corporation").

4. At the effective time of the merger herein certified, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the merger shall be amended so as to read in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the Restated Certificate of Incorporation of the Surviving Corporation.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation located at 311 Elm Street, Suite 1000, Cincinnati, OH 45202.

6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

         IN WITNESS WHEREOF, Alderwoods Group, Inc. has caused this certificate to be executed as of November 28, 2006.
                                           ALDERWOODS GROUP, INC.


                                           By:     /s/ Aaron Shipper
                                                --------------------------------
                                               Name: Aaron Shipper
                                               Title: Senior Vice President
                                                      Advance Planning